Science Dynamics Inc.

Lock Up Agreement

The undersigned hereby agrees that for a period commencing on the date hereof and expiring twenty-four months from the date hereof, the undersigned will not, directly or indirectly, agree or offer to sell or grant an option for the sale of any shares of the Common Stock of Science Dynamics, Inc. (the “Company”) in the public market, provided, however, this restriction shall not apply to shares of the Company’s Common Stock issued pursuant to stock option or long-term incentive plans that are approved by the Company’s Compensation Committee provided the members of such Compensation Committee were comprised of a majority of independent directors. Without limiting the generality of the foregoing, the Investors agree not to directly or indirectly offer to sell, grant an option for the purchase or sale of, transfer, pledge assign, hypothecate, distribute or otherwise encumber or dispose of any securities in the Company unless the transferee first agrees to be bound by the provisions of this Agreement.

In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of any of the Securities registered in the name of the undersigned or beneficially owned by the undersigned.

Dated: September __, 2006

Signature
Name:
Address:___________________________
City, State, Zip Code:__________________